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                                                                   Exhibit 10.8

                ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT




        THIS ASSUMPTION OF LEASE (this "Assumption") dated as of February 11, 1997 by PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY INC., a New Jersey corportation having an office at 1009 Lenox Drive, Lawrenceville, NJ 08648 ("PHP") to NJ STATE MEDICAL UNDERWRITERS, a New Jersey corporation having an office at 2 Princess Road, Lawrenceville, New Jersey 08648 ("ASSIGNEE").


                                W I T N E S S E T H


        For valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, PHP and ASSIGNEE agree that:

        1. ASSIGNMENT AND DELIVERY OF THE PREMISES. PHP assigns to ASSIGNEE, effective as of October 1, 1996 (the "Effective Data"), all of PHP's right, title and interest and ASSIGNEE assumes and agrees to perform each and every obligation of PHP under the lease dated May 24, 1995 between Princeton Pike Corporate Center Associates IV, a New Jersey partnership, (the "Landlord") and PHP (the "Lease") with respect to the 28,053 rsf of office space (the "Premises") located at ground floor level of 1009 Lenox Drive, Lawrenceville, New Jersey (the "Building"). ASSIGNEE acknoweldges delivery of the Premises as of the Effective Date. ASSIGNEE will provide Landlord with a replacemant cash Security Deposit in the amount of $150,000.00 and upon receipt of such deposit Landlord agrees that the PHP Letter of Credit may be terminated and Landlord shall return the $50,000.00 PHP Security Deposit to PHP.

As additional security for Landlord's agreement to this Assignment, the Lease shall be guaranteed by The Medical Inter-Insurance Exchange ("Guarantor"), a New Jersey corportation having an office at 2 Princess Road, Lawrenceville, New Jersey 08648 using the Guaranty form attached hereto as Exhibit A.

        2. PARTIAL SUBLEASE. Landlord acknowledges that ASSIGNNEE can sublease approximately 9,351 rsf of the Premises to PHP for its continued use at the same rates and under the same conditions contained in the Lease, but that ASSIGNEE will be primarily responsible under the Lease for all payments of rent. Landlord's acknowledgement of such sublease is not intended to create privity between Landlord and PHP with regard to such sublease or any of the responsibilities of Tenant Under the Lease and Landlord will look to ASSIGNEE only for all obligations of Tenant under the Lease.

        3. ENTIRE AGREEMENT. This Assumption embodies the entire agreement of PHP and ASSIGNEE with respect to the subject matter of this Assumption, and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Assumption. There are no agreements or understandings which are not set forth in this Assumption. This Assumption may be modified only by a written instrument duly executed by PHP and ASSIGNEE and consented to in writing by Landlord.


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        4.      BINDING EFFECT. The terms and provisions of this Assumption will inure to the benefit of, and will be binding upon, the successors, assigns, personal representatives, heirs, devisees, and legatees of PHP and ASSIGNEE.
PHP and ASIGNEE have executed this Assumption on the respective dates set forth beneath their signatures below. Any agent or other person executing this Assignment and Assumption Agreement on behalf of either party represents and warrants to the other and to Landlord that he or she has full power and authority to execute this agreement on such party's behalf.

        5. GOVERNING LAW. This Assumption shall be construed in accordance with the laws of the State of New Jersey.

                IN WITNESS WHEREOF, the parties have executed this Assignment as of the dates listed below.


Attest:                                         PHYSICIANS HEALTHCARE PLAN
                                                OF NEW JERSEY

/s/ Maria A. Puglisi                            By: /s/ Karen A. Brayer
--------------------                            -------------------
Name: MARIA A. PUGLISI                          Name: KAREN A. BRAYER
Title: A Notary Public of New Jersey            Title: Acting CEO
(Seal) My Commission Expires Auguse 3, 2000     Date: 03/18/97

                                                NJ MEDICAL UNDERWRITERS

/s/ Maria A. Puglisi                            By: /s/ David Goldberg
--------------------                            -----------------------
Name: MARIA A. PUGLISI                          Name: David Goldberg
Title: A Notary Public of New Jersey            Title: President & CEO
(Seal) My Commission Expires August 3, 2000     Date: 03/19/97


In acknowledgement of guaranty obligations set forth in Paragraph 1 of this agreement:

                                                THE MEDICAL INTER-INSURANCE
                                                EXCHANGE

/s/Maria A. Puglisi                             /s/David Goldberg
-------------------                             ------------------
Name: Maria A. Puglisi                          By: David Goldberg
Title: A Notary Public of New Jersey            Name: David Goldberg
(Seal) My Commission Expires August 3, 2000     Title: President & CEO
                                                Date: 03/19/97


                                LANDLORD'S CONSENT

Provided PHP becomes current in all of its Lease rental obligations prior to the Effective Date of the Assumption Agreement, Landlord hereby consents to this Assumption Agreement as of the 2nd day of April, 1997 and further agrees that PHYSICIANS HEALTHCARE PLAN OF NEW JERSEY, a New Jersey corporation is hereby released from the obligations of the Lease which are assumed by NJ MEDICAL UNDERWRITERS, A New Jersey corporation and guaranteed by THE MEDICAL INTER-OFFICE EXHANGE, a New Jersey corporation. ("Guarantor") pursuant to the




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above Assumption of Lease Agreement, provided that ASSIGNEE provides a cash Security Deposit in accordance with the provisions of Article 17 of the Lease of $150,000. Landlord agrees that upon Landlord's receipt of the $150,000 Security Deposit from ASSIGNEE, PHP may then terminate its Letter of Credit and Landlord shall return the $50,000.00 cash PHP Security Deposit. Landlord also consents to the Sublease as set forth in Paragraph 2 above, but Landlord shall collect all rentals from ASSIGNEE and ASSIGNEE shall remain primarly liable under the Lease.

                                    PRINCETON   PIKE  CORPORATE  CENTER
                                    ASSOCIATES IV

ATTEST:                             BY: PIKE IV HOLDING, LLC., a New Jersey
                                    limited liablity company
                                    BY: DKM Properties Corp., attorney-in-fact


                                    /s/Donald M. Slaught
----------------------------        ---------------------
Anita J. Marrull, Asst. Secty       BY: Donald M. Slaght, Vice President-Leasing













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